                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K/A

            CURRENT REPORT FILED PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report
                (Date of Earliest Event Reported): June 12, 1996


                           THE FOREFRONT GROUP, INC.
            -----------------------------------------------------
            (Exact name of registrant as specified in its charter)


          Delaware                     0-27438                 76-0365256
- -------------------------------------------------------------------------------
(State or other jurisdiction of      (Commission             (I.R.S. Employer
incorporation or organization)       File Number)           Identification No.)

1330 Post Oak Boulevard, Suite 1300, Houston, Texas               77056
- -------------------------------------------------------------------------------
    (Address of principal executive offices)                   (Zip Code)

                                 (713) 961-1101
           -------------------------------------------------------
            (Registrant's telephone number, including Area Code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

          On June 12, 1996, The ForeFront Group, Inc. (the "Company") acquired substantially all the operating assets of BookMaker Corporation ("BookMaker"), pursuant to the terms of an Asset Purchase Agreement ("Agreement") between the Company, Martin Mazner, Hal Schectman, Chris Kirkpatrick and BookMaker. The purchase price of the acquisition consisted of (i) 248,375 shares of the Company's common stock, ninety percent (90%) of which were issued on June 12, 1996 and the remaining ten percent (10%) of which will be held in escrow pursuant to the terms of the Agreement and (ii) up to 199,262 shares of the Company's common stock deliverable upon earnout pursuant to the terms of the Agreement. The purchase price was determined through negotiations between the Company and representatives of BookMaker. In connection with this acquisition, the Company entered into customary employment and non-competition agreements with certain employees of BookMaker.

          BookMaker Corporation is a manufacturer of software that allows the user to print booklets from Internet information pages.

          The Company is not aware of any pre-existing material relationships between (i) BookMaker or its shareholders, on the one hand, and (ii) the Company, any of the Company's affiliates, directors and officers or any associate of such directors and officers on the other hand.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

          (a) Financial Statements of Business Acquired

              The required financial statements of BookMaker are attached hereto on pages 3 through 11.

           (b) Pro Forma Financial Information

               Set forth on the pages 12 through 15 are the unaudited pro forma financial statements which give effect to the acquisition of BookMaker.

           (c)  Exhibits

   Exhibit
   Number
   ------

    2.1* Asset Purchase Agreement, dated as of June 12, 1996, between the Company and BookMaker.

*  Previously filed with Form 8-K dated June 12, 1996

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors of
BookMaker Corporation:

We have audited the accompanying balance sheet of BookMaker Corporation (a California corporation) as of December 31, 1995, and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BookMaker Corporation as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ Arthur Andersen LLP


Houston, Texas
July 26, 1996

                             BOOKMAKER CORPORATION
                             ---------------------


                        BALANCE SHEET--DECEMBER 31, 1995
                        --------------------------------



                                     ASSETS
                                     ------

CURRENT ASSETS:
  Cash and cash equivalents                                                                  $124,719
  Accounts receivable, net of allowance of $5,000                                             246,712
  Prepaid expenses and other                                                                   54,540
                                                                                             --------
   Total current assets                                                                       425,971

FURNITURE AND EQUIPMENT, net of accumulated depreciation of $15,567                            26,263

OTHER ASSETS                                                                                    1,500
                                                                                             --------

   Total assets                                                                              $453,734
                                                                                             ========
                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES:
  Accounts payable                                                                           $ 88,231
  Accrued liabilities                                                                          47,735
  Deferred revenues                                                                            22,000
                                                                                             --------
  Total current liabilities                                                                   157,966
                                                                                             --------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Series A preferred stock, no par value, 950,000 shares authorized, 916,250 shares
   issued and outstanding                                                                     153,426
  Series B preferred stock, no par value, 166,667 shares authorized, issued and
   outstanding                                                                                120,755
  Series C preferred stock, no par value, 185,000 shares authorized, issued and
   outstanding                                                                                250,793
  Common stock, no par value, 10,000,000 shares authorized, 532,000 shares issued and
   outstanding                                                                                  1,030
  Accumulated deficit                                                                        (230,236)
                                                                                             --------
    Total stockholders' equity                                                                295,768
                                                                                             --------
    Total liabilities and stockholders' equity                                               $453,734
                                                                                             ========


   The accompanying notes are an integral part of these financial statements.

                             BOOKMAKER CORPORATION
                             ---------------------

                            STATEMENT OF OPERATIONS
                            -----------------------

                      FOR THE YEAR ENDED DECEMBER 31, 1995
                      ------------------------------------

LICENSE REVENUES                          $1,700,771

COST OF SERVICES AND PRODUCT LICENSES        420,109
                                          ----------
   Gross profit                            1,280,662

OPERATING EXPENSES:
 Research and development                    242,647
 Selling and marketing                       680,383
 General and administrative                  411,785
                                          ----------
    Operating loss                           (54,153)

OTHER, net                                     1,853
                                          ----------
    Net loss                              $  (52,300)
                                          ==========

   The accompanying notes are an integral part of these financial statements.

                             BOOKMAKER CORPORATION
                             ---------------------

                       STATEMENT OF STOCKHOLDERS' EQUITY
                       ---------------------------------

                              Series A Convertible    Series B Convertible    Series C Convertible
                                 Preferred Stock        Preferred Stock        Preferred Stock
                              ---------------------  ---------------------  -----------------------
                                Shares     Amount      Shares     Amount      Shares       Amount
                              ---------  ----------  ---------  ----------  ---------    ----------
BALANCE, December 31, 1994     916,250    $153,426    166,667    $120,755    185,000      $250,793
Net Loss                             -           -          -           -          -             -
                               -------    --------    -------    --------    -------      --------

BALANCE, December 31, 1995
                               916,250    $153,426    166,667    $120,755    185,000      $250,793
                               =======    ========    =======    ========    =======      ========


                                             Common Stock
                                     --------------------------     Accumulated
                                       Shares         Amount         Deficit        Total
                                     ----------     -----------    -------------   --------
BALANCE, December 31, 1994             532,000        $1,030        $(177,936)     $348,068
Net Loss                                     -             -          (52,300)      (52,300)
                                       -------        ------        ---------      --------
BALANCE, December 31, 1995             532,000        $1,030        $(230,236)     $295,768
                                       =======        ======        =========      ========

   The accompanying notes are an integral part of these financial statements.

                             BOOKMAKER CORPORATION
                             ---------------------

                            STATEMENT OF CASH FLOWS
                            -----------------------

                      FOR THE YEAR ENDED DECEMBER 31, 1995
                      ------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                            $(52,300)
   Adjustments to reconcile net loss to net cash provided by operating activities-
       Depreciation and amortization                                                     10,864
       Changes in operating assets and liabilities-
          Decrease in accounts receivable                                               122,832
          Decrease in inventory                                                          36,987
          Decrease in prepaid expenses                                                    1,288
          Increase in accounts payable                                                    3,952
          Decrease in accrued liabilities                                               (63,548)
          Decrease in deferred revenues                                                  (2,000)
                                                                                       --------
   Net cash provided by operating activities                                             58,075
                                                                                       --------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of furniture and equipment                                                  (14,588)
                                                                                       --------
   Net cash used in investing activities                                                (14,588)
                                                                                       --------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Borrowings from line of credit with bank                                               5,388
   Repayments of line of credit to bank                                                  (5,388)
                                                                                       --------
   Net cash provided by financing activities                                                  -
                                                                                       --------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                                43,487
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                           81,232
                                                                                       --------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                               $124,719
                                                                                       ========

   The accompanying notes are an integral part of these financial statements.

                             BOOKMAKER CORPORATION
                             ---------------------


                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------



1.     ORGANIZATION AND OPERATIONS:
       ----------------------------

BookMaker Corporation (BookMaker or the Company) is a California corporation incorporated on July 30, 1992. The Company develops and markets computer software products designed to improve printing from computers. The Company's first product was ClickBook(TM), a Windows and Macintosh utility program that turns virtually any laser or inkjet printer into a printing press, enabling users to transform documents into professional-quality, double-sided booklets. Surf N Print(TM), BookMaker's newest product, takes the ClickBook(TM) concept to the Internet, enabling Internet users to instantly turn any Internet, on-line service, CD-ROM or Windows program file into a convenient, double-sided booklet. Commercial sales of ClickBook(TM) for Windows and Macintosh began in July 1993 and April 1994, respectively and in December 1995 for Surf N Print(TM). The Company released an upgrade of ClickBook(TM) for Windows in November 1995.

The future success of the Company is dependent upon many factors, including the successful completion of its product development activities, the development of salable products, the identification and penetration of markets for these products, and technological change and risk of obsolescence.

In June 1996, the Company sold substantially all of its assets to The ForeFront Group, Inc. (ForeFront). The purchase price consisted of 248,375 shares of ForeFront common stock initially with a possible earnout of an additional 199,262 of additional shares of ForeFront common stock which is contingent upon ForeFront achieving certain revenues and net income before taxes in 1996 and 1997 with the assets acquired from BookMaker.

2.     SUMMARY OF SIGNIFICANT
       ACCOUNTING POLICIES:
       --------------------------

Revenue
- -------

Product revenue is recognized upon shipment of the software. The majority of units are sold through a software distributor. Software licensing revenue is recognized upon delivery to the customer and the receipt and acceptance of a signed contract or order if there are no significant postdelivery obligations. Sales to the software distributor accounted for approximately 34 percent of the Company's 1995 revenues.

The cost of revenues primarily includes direct labor and certain fixed costs as they relate to maintenance and services support. At the initial license date, the Company recognizes the liability for the estimated cost of warranties and insignificant postdelivery obligations.

Furniture and Equipment
- -----------------------

Furniture and equipment are carried at cost and depreciated on the straight-line method using a three-year estimated useful life.

Research and Development
- ------------------------

Research and development costs are expensed as they are incurred. Statement of Financial Accounting Standards (SFAS) No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed," requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on the Company's product development process, technological feasibility is established upon completion of a working model. Costs incurred by the Company between completion of the working model and the point at which the product is ready for general release have been insignificant.

Statement of Cash Flows
- -----------------------

The Company considers highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash paid for interest amounted to $266 in 1995.

Accrued Liabilities
- -------------------

Accrued liabilities as of December 31, 1995, consist of the following:


                    Vacation                      $15,691
                    Rent                           12,000
                    Other                          20,044
                                                  -------

                      Total accrued liabilities    47,735
                                                  =======

Use of Estimates
- ----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the Company's estimates.

3.  FEDERAL INCOME TAXES:
    ---------------------

The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized differently in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of liabilities and assets using enacted tax rates and laws in effect in the year in which the differences are expected to reverse. Deferred tax assets are evaluated for realization on a more-likely-than-not criteria in determining if a valuation should be provided.

As of December 31, 1995, the Company has generated deferred tax assets of approximately $100,000, primarily due to book expenses which are not currently deductible for tax purposes. As the Company has had minimal income since inception and there is no assurance of future taxable income, a valuation allowance has been established to fully offset the deferred tax assets at December 31, 1995. The Company increased its valuation allowance approximately $26,000 during the year ended December 31, 1995, due to an increase in the items deducted for books which are not currently deductible for tax purposes.

4.  STOCKHOLDERS' EQUITY:
    ---------------------

Preferred Stock
- ---------------

In August 1992, the Company issued 916,250 shares of Series A preferred stock at $0.17 per share for net proceeds totaling $153,426. In addition, in May 1993, the Company issued 166,667 shares of Series B preferred stock for $0.75 per share for net proceeds totaling $120,755 and, in March 1994, the Company issued 185,000 shares of Series C preferred stock for $1.40 per share for net proceeds totaling $250,793.

Holders of the Series A, Series B and Series C preferred stock can convert their holdings into one share of common stock for each share of preferred stock at any time. Upon the sale of the Company's common stock in a public offering, shares of Series A, Series B and Series C preferred stock automatically convert into common stock on a one-for-one basis. The Company has reserved sufficient authorized but unissued shares of common stock to effect the conversion.

In the event a dividend is declared, the holders of the Series A, Series B and Series C preferred stock are entitled to receive noncumulative dividends, in any fiscal year, equal to the greater of (a) the respective issuance price of each series of preferred stock or (b), if dividends have been declared on the common stock, a preference of dividends in an amount per share equal to that which would have been payable if the holders had converted their respective shares of preferred stock into common stock.

Notwithstanding the foregoing, any time after two years from the date of the first issuance of Series C preferred stock the majority stockholders may elect in writing to receive cumulative dividends on the Series C preferred stock from that date of election equal to 7 percent of the purchase price per annum. The dividends are payable annually. Once the election is made, the holders of the Series C preferred stock shall be entitled to dividends for the complete annual period in progress at such time, notwithstanding an election to redeem such Series C preferred stock as described above. After the dividend election, such dividends on the Series C preferred stock shall be payable in preference and priority to any payment of any dividend on the common stock, the Series A preferred stock and the Series B preferred stock.

5.  STOCK OPTION PLAN:
    ------------------

On May 23, 1994, the Company's stockholders approved the 1994 Stock Option Plan (the Plan). Under the Plan, as amended, 100,000 shares of common stock have been reserved for issuance upon exercise of incentive stock options. The term of each option is determined by the board of directors with a maximum term of 10 years from the date of grant, but the options generally vest over a four-year period. In March 1994, the Company granted three consultants non-qualified stock options to purchase 48,000 shares of common stock at $0.25 per share. The options vest over a two-year period, and 20,458 shares are vested and exercisable at December 31, 1995 as 20,000 shares were canceled during 1995. The weighted-average exercise price of all options outstanding at December 31, 1995, was $0.25. At December 31, 1995, options to purchase 62,000 shares were available for future grants under the Plan. The Company believes that, at date of grant, the exercise price approximates fair value.

A summary of stock option activity follows:


                                                    Options       Price
                                                  Outstanding   Per Share
                                                  ------------  ---------
              Balance at December 31, 1994           60,500       $0.25
                Canceled                            (22,500)       0.25
                                                    -------       -----
              Balance at December 31, 1995           38,000       $0.25
                                                    =======       =====
              Exercisable at December 31, 1995       29,385       $0.25
                                                    =======       =====

During 1995, the Financial Accounting Standards Board adopted SFAS No. 123, "Accounting for Stock-Based Compensation," which is effective for the Company's 1996 fiscal year. SFAS No. 123 would have required the Company to disclose in 1996 the effect of adoption of the alternative method, which would generally require the Company to record compensation expense equal to the valuation of a stock option on the grant date.

6.  DISTRIBUTION AGREEMENT:
    -----------------------

In August 1993, the Company entered into a one-year distribution agreement with a third party whereby the customer would market certain of the Company's software products. The agreement is extended for one-year periods until canceled by either party with 90 days' written notice. The Company is obligated to pay the customer a designated portion of the license fees to assist in marketing the licensed products, but the Company is not required to provide additional products or postcontract technical support. The Company recognized product revenues of $574,000 during 1995 pursuant to this agreement.

7.  COMMITMENTS:
    ------------

The Company leases approximately 1,800 feet of office space pursuant to an operating lease which extends through December 1996. The Company paid $40,000 pursuant to the lease in 1995 and is committed to an additional $40,000 through December 1996.

                       PRO FORMA STATEMENTS OF OPERATIONS

  The following tables set forth the unaudited pro forma statements of operations for the Company for the year ended December 31, 1995, and the six months ended June 30, 1996, after giving effect to the Company's acquisition on June 12, 1996, of BookMaker. The unaudited pro forma financial information assumes that the acquisition occurred as of January 1, 1995.

  The unaudited pro forma statements of operations are based upon estimates and assumptions related to the accounting for the BookMaker acquisition which are subject to subsequent determination and more detailed analyses and evaluations of the specific assets and liabilities. The final allocation of the purchase price of the BookMaker acquisition may differ from the amounts contained in these unaudited pro forma statements of operations.

  The following unaudited pro forma statements of operations should be read in conjunction with the Financial Statements of the Company and the related notes thereto included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995 and the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1996 as well as the audited financial statements of BookMaker for the year ended December 31, 1995 and related notes thereto included elsewhere herein. The unaudited pro forma financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results that would have occurred had the BookMaker acquisition taken place at the beginning of the period specified and is not intended to be a projection of future operating results.

                       PRO FORMA STATEMENT OF OPERATIONS

                     For the Year Ended December 31, 1995
                                  (Unaudited)

                                           The ForeFront     BookMaker
                                             Group, Inc.    Corporation     Pro Forma
                                             Historical      Historical     Adjustment    Pro Forma
                                           --------------  -------------  ------------  -------------
REVENUES:
      Licenses and royalties                 $   214,193     $1,700,771   $        --    $ 1,914,964
      Maintenance and services                    52,600             --            --         52,600
      Other                                       10,452             --            --         10,452
                                             -----------     ----------   -----------    -----------
              Total revenues                     277,245      1,700,771            --      1,978,016
      Cost of Maintenance Services
        and Product Licenses                     136,911        420,109            --        557,020
                                             -----------     ----------   -----------    -----------

              Gross Profit                       140,334      1,280,662            --      1,420,996
OPERATING EXPENSES:
      Research and development                   837,007        242,647            --      1,079,654
      Selling and marketing                      453,210        680,383            --      1,133,593
      General and administrative                 367,537        411,785        44,600(a)     823,922
      Acquired research and development               --             --            --             --
                                             -----------     ----------   -----------    -----------
              Operating loss                  (1,517,420)       (54,153)      (44,600)    (1,616,173)
OTHER:
      Interest income                             22,772          1,853            --         24,625
      Interest expense                           (34,997)            --            --        (34,997)
                                             -----------     ----------   -----------    -----------
              Net loss                       $(1,529,645)    $  (52,300)     $(44,600)   $(1,626,545)
                                             ===========     ==========   ===========    ===========
      Net loss per share                          $(0.46)                                     $(0.46)
                                             ===========                                 ===========
      Shares used in computing
        net loss per share                     3,327,338                                   3,550,876
                                             ===========                                 ===========


                       PRO FORMA STATEMENT OF OPERATIONS

                     For the Six Months Ended June 30, 1996
                                  (Unaudited)

                                     The ForeFront      BookMaker
                                      Group, Inc.      Corporation     Pro Forma
                                      Historical        Historical     Adjustment   Pro Forma
                                     --------------   -------------    ----------  -----------
REVENUES:
  Licenses and royalties               $ 1,169,147       $715,019   $        --    $ 1,884,166
  Maintenance and services                  44,611             --            --         44,611
  Other                                     11,669             --            --         11,669
                                       -----------       --------   -----------    -----------
    Total revenues                       1,225,427        715,019            --      1,940,446
  Cost of Maintenance Services
   and Product Licenses                    196,791        168,936            --        365,727
                                       -----------       --------   -----------    -----------
  Gross Profit                           1,028,636        546,083            --      1,574,719

OPERATING EXPENSES:
  Research and development                 933,979        105,757            --      1,039,736
  Selling and marketing                    975,343        273,679            --      1,249,022
  General and administrative               619,065        209,275        22,300(a)     850,640
  Acquired research and development      2,798,604             --            --      2,798,604
                                       -----------       --------   -----------    -----------
    Operating loss                      (4,298,355)       (42,628)      (22,300)    (4,363,283)
OTHER:
  Interest income                          301,349             --            --        301,349
  Interest expense                              --            (10)           --            (10)
                                       -----------       --------   -----------    -----------
    Net loss                           $(3,997,006)      $(42,638)     $(22,300)   $(4,061,944)
                                       ===========       ========   ===========    ===========
  Net loss per share                        $(0.83)                                     $(0.81)
                                       ===========                                 ===========
  Shares used in computing
   net loss per share                    4,800,931                                   5,002,115
                                       ===========                                 ===========

                  NOTES TO PRO FORMA STATEMENTS OF OPERATIONS

GENERAL

     The following notes set forth the assumptions used in preparing the unaudited pro forma statements of operations. The pro forma adjustment is based on estimates made by the Company's management using information currently available. For purposes of preparing these unaudited pro forma statements of operations, certain assumptions have been made in allocating the purchase price to the net assets of BookMaker acquired. As a result, the pro forma adjustment discussed below is subject to change pending the completion of the detailed evaluation of the net assets acquired.

PRO FORMA ADJUSTMENT

     The adjustment to the accompanying unaudited pro forma statements of operations is described below:

     (a) To record additional amortization expense relating to the purchased software recorded in connection with the acquisition of BookMaker.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    THE FOREFRONT GROUP, INC.


                                    /s/ Ernest D. Rapp
                                    ---------------------------------------
                                    Ernest D. Rapp
                                    Chief Financial Officer